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                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                                        THREE MONTHS
                                                       ENDED MARCH 31                    YEAR ENDED DECEMBER 31
                                                       ---------------  ------------------------------------------------------------
                                                             2001         2000         1999         1998         1997         1996
                                                       ---------------  --------     --------     --------     --------     --------

Net income ............................................    $   653      $ 1,902      $   744      $   450      $ 1,097      $   863
Provision for income taxes ............................        529        1,556          473          244        1,010        1,038
Equity in earnings of affiliates ......................        (21)        (277)        (150)         (22)         (40)          25
                                                           -------      -------      -------      -------      -------      -------
Pretax income before adjustment for minority
   interests in consolidated subsidiaries or income
   or loss from equity affiliates .....................      1,161        3,181        1,067          672        2,067        1,926
Fixed charges (see below) .............................         98          446          412          337          174          188
Amortization of capitalized interest ..................         10           41           46           40           46           53
Distributed income in equity affiliates ...............         30          134           77          105           58           85
Capitalized interest ..................................         (4)         (17)          (6)         (72)         (94)         (75)
                                                           -------      -------      -------      -------      -------      -------
Total adjusted earnings available for payment
   of fixed charges (a) ...............................    $ 1,295      $ 3,785      $ 1,596      $ 1,082      $ 2,251      $ 2,177
                                                           =======      =======      =======      =======      =======      =======

Ratio of earnings to fixed charges ....................       13.2          8.5          3.9          3.2         12.9         11.6
Fixed Charges
    Interest and debt expense - borrowings ............    $    75      $   338      $   311      $   199      $    36      $    74
    Capitalized interest ..............................          4           17            6           72           94           75
    Rental expense representative of interest
       factor .........................................         19           91           95           66           44           39
                                                           -------      -------      -------      -------      -------      -------
Total fixed charges (b) ...............................    $    98      $   446      $   412      $   337      $   174      $   188
                                                           =======      =======      =======      =======      =======      =======

Ratio of earnings to fixed charges
   excluding special items
Earnings from above ...................................    $ 1,295      $ 3,785      $ 1,596      $ 1,082      $ 2,251      $ 2,177
Special items (pretax) (c) ............................        (59)          44           60          454          (91)         (22)
                                                           -------      -------      -------      -------      -------      -------
Earnings adjusted for special items ...................    $ 1,236      $ 3,829      $ 1,656      $ 1,536      $ 2,160      $ 2,155
                                                           =======      =======      =======      =======      =======      =======
Fixed charges from above ..............................    $    98      $   446      $   412      $   337      $   174      $   188
                                                           =======      =======      =======      =======      =======      =======

Ratio of earnings adjusted for special items to fixed
   charges ............................................       12.6          8.6          4.0          4.6         12.4         11.5

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a)   Equity affiliate pretax losses, where incurred, included no guaranteed payments.

b) There were $1 of fixed charges in subsidiaries with minority interests in the first three months of 2001, $2 in 2000, and none in prior years.

c) Includes special items as reported in first quarter 2001 Form 10-Q. See Conoco's 2000 Form 10-K for discussion of prior years' special items.